As filed with the Securities and Exchange Commission November 14, 1996

                                                Registration No.  333-2463

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                            NEW YORK, NEW YORK 10048

                          AMENDMENT NO. 2 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DAWCIN INTERNATIONAL CORP.
                 (Name of small business issuer in its charter)
                      (formerly Command Credit Corporation)

New York                       6199                  11-2857523
(State of              (Standard Industrial          (IRS Employer
Organization)           Classification Code)         Identification No.)

                              100 Garden City Plaza
                           Garden City, New York 11530
                            Telephone: (516) 739-8800
                           ---------------------------
          (Address and telephone number of principal executive offices)

                              100 Garden City Plaza
                           Garden City, New York 11530
                           ---------------------------
     (Address of principal place of business or intended principal place of business)

                           William G. Lucas, Chairman
                           Dawcin International Corp.
                              100 Garden City Plaza
                           Garden City, New York 11530
                            Telephone: (516) 739-8800
                           ---------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                Hank Gracin, Esq.
                                 Lehman & Eilen
                    50 Charles Lindbergh Boulevard, Suite 505
                            Uniondale, New York 11553
                            Telephone: (516) 222-0888

Approximate date of proposed sale to the public:  Not applicable.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      The undersigned Registrant hereby respectfully requests the withdrawal of its Registration Statement (File No. 333-2463) filed on form SB-2 with the Securities and Exchange Commission on April 12, 1996.

      None of the securities covered by the Registration Statement have been sold.


                                         Dawcin International Corp.


                                         By:  /s/ William G. Lucas
                                              -----------------------------
                                              William G. Lucas, Chairman